                                                                   EXHIBIT 10.18


================================================================================


                       AMENDED AND RESTATED MASTER LEASE

                    (Del Monte Corporation Trust No. 1998-A)

                           Dated as of April 5, 1999


                                    between


            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
                 not in its individual capacity, but solely as
                              Certificate trustee,
                                   as Lessor,


                                      and


                        DEL MONTE CORPORATION, as Lessee


================================================================================

THIS MASTER LEASE HAS BEEN EXECUTED IN _____ MANUALLY EXECUTED SERIALLY NUMBERED COUNTERPARTS OF WHICH THIS IS COUNTERPART NUMBER ___. TO THE EXTENT, IF ANY, THAT THIS MASTER LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS MASTER LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN COUNTERPART "NUMBER 1", WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY CERTIFICATE TRUSTEE ON OR FOLLOWING THE SIGNATURE PAGE THEREOF.

SEE SECTION 23.20 FOR THE NATURE OF THIS TRANSACTION AND INTENTION OF THE
PARTIES.

                               TABLE OF CONTENTS
                                    (Lease)

                                                                            Page
ARTICLE I - DEFINITIONS; LESSEE LIABILITY

ARTICLE II - LEASE OF PREMISES; LEASE TERM
     SECTION 2.1.   Acceptance and Lease of Sites..........................    2
     SECTION 2.2.   Acceptance Procedure...................................    2
     SECTION 2.3.   Term...................................................    3

ARTICLE III - OTHER PROPERTY

ARTICLE IV - RENT
     SECTION 4.1.   Basic Rent.............................................    3
     SECTION 4.2.   Supplemental Rent......................................    4
     SECTION 4.3.   Method and Amount of Payment...........................    4
     SECTION 4.4.   Late Payment...........................................    4

ARTICLE V - NET LEASE

ARTICLE VI - UTILITY CHARGES

ARTICLE VII - CONDITION AND USE OF PREMISES
     SECTION 7.1.   Waivers................................................

ARTICLE VIII - NO LESSOR CONSENT OR LIABILITY

ARTICLE IX - MAINTENANCE AND REPAIR; ALTERATIONS AND ADDITIONS
     SECTION 9.1.   Maintenance and Repair;
               Compliance With Law.........................................    9
     SECTION 9.2.   Improvements and Alterations...........................    9
     SECTION 9.3.   Title to Alterations...................................   11
     SECTION 9.4.   Maintenance and Repair Reports.........................   12
     SECTION 9.5.   Permitted Contests.....................................   12
     SECTION 9.6.   Liens..................................................   13

ARTICLE X - USE

ARTICLE XI - INSURANCE
     SECTION 11.1.  Required Coverages.....................................   14
     SECTION 11.2.  Delivery of Insurance Certificates.....................   16

ARTICLE XII
ASSIGNMENT AND SUBLEASING

ARTICLE XIII - LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE
     SECTION 13.1.  Event of Loss; Condemnation or Casualty...............    17
     SECTION 13.2.  Application of Payments Relating to an Event
               of Loss....................................................    18
     SECTION 13.3.  Application of Certain Payments Relating to a
               Condemnation...............................................    18
     SECTION 13.4.  Casualty..............................................    18
     SECTION 13.5.  Negotiations..........................................    19
     SECTION 13.6.  No Rent Abatement.....................................    19
     SECTION 13.7.  Notice of Environmental Matters.......................    19

ARTICLE XIV - NON-INTERFERENCE
     SECTION 14.1.  Non-Interference......................................    20
     SECTION 14.2.  Certain Duties and Responsibilities
               of Lessor..................................................    20

ARTICLE XV - INSPECTION AND REPORTS
     SECTION 15.1.  Inspection............................................    21
     SECTION 15.2.  Reports...............................................    21

ARTICLE XVI - OWNERSHIP, GRANT OF LIEN AND FURTHER ASSURANCES
     SECTION 16.1.  Grant of Security Interest............................    21
     SECTION 16.2.  Attorney-in-Fact......................................    22

ARTICLE XVII - LEASE EVENTS OF DEFAULT

ARTICLE XVIII - ENFORCEMENT
     SECTION 18.1.  Remedies..............................................    25
     SECTION 18.2.  Proceeds of Sale; Deficiency..........................    30
     SECTION 18.3.  Mortgage and Lease Supplement Remedies................    30
     SECTION 18.4.  Remedies Cumulative; No Waiver; Consents..............    30
     SECTION 18.5.  Limitation of Recourse Liability......................    31

ARTICLE XIX - RIGHT TO PERFORM FOR LESSEE
     SECTION 19.1.  Right to Cure.........................................    31
     SECTION 19.2.  Grants and Releases of Easements......................    31
     SECTION 19.3.  Power of Attorney.....................................    32

ARTICLE XX - EARLY TERMINATION OPTION AND OBLIGATION TO PURCHASE
     SECTION 20.1.  Early Termination Option..............................    33
     SECTION 20.2.  Required Purchase.....................................    34

ARTICLE XXI - END OF TERM OPTIONS
     SECTION 21.1.  End of Term Options...................................    34
     SECTION 21.2.  Election of Options...................................    35
     SECTION 21.3.  Renewal Options; Extension Options....................    35

ARTICLE XXII - SALE OPTION
     SECTION 22.1.  Sale Option Procedures..............................   36
     SECTION 22.2.  Sale................................................   37
     SECTION 22.3.  Application of Sale Proceeds and Recourse Payments..   38
     SECTION 22.4.  Appraisal...........................................   39

ARTICLE XXIII - MISCELLANEOUS
     SECTION 23.1.  Binding Effect; Successors and Assigns; Survival....   39
     SECTION 23.2.  Severability........................................   39
     SECTION 23.3.  Notices.............................................   40
     SECTION 23.4.  Amendment; Complete Agreements......................   40
     SECTION 23.5.  Headings............................................   40
     SECTION 23.6.  Original Lease......................................   40
     SECTION 23.7.  GOVERNING LAW.......................................   41
     SECTION 23.8.  RESERVED............................................   41
     SECTION 23.9.  Liability of Lessor Limited.........................   41
     SECTION 23.10. Estoppel Certificates...............................   42
     SECTION 23.11. No Joint Venture....................................   42
     SECTION 23.12. No Accord and Satisfaction..........................   42
     SECTION 23.13. No Merger...........................................   43
     SECTION 23.14. Successor Lessor....................................   43
     SECTION 23.15. Survival............................................   43
     SECTION 23.16. Transfer of Premises................................   43
     SECTION 23.17. Enforcement of Certain Warranties...................   44
     SECTION 23.18. Security Interest in Funds..........................   44
     SECTION 23.19. Recording of Lease Supplements......................   45
     SECTION 23.20. Nature of Transaction...............................   45

EXHIBIT A-1 - Form of Lease Supplement (California)
EXHIBIT A-2 - Form of Lease Supplement (Indiana)

      THIS AMENDED AND RESTATED MASTER LEASE, dated as of April 5, 1999 (as amended, supplemented, or otherwise modified from time to time, this "Lease"), is between STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Certificate Trustee under the Trust Agreement, as Lessor ("Lessor"), and DEL MONTE CORPORATION, as Lessee ("Lessee").

                              W I T N E S S E T H:

      A. Lessee desired to enter into the Overall Transaction for the purpose of financing the acquisition of a fee interest in certain of the Sites and the construction on the Sites of the Financed Improvements.

      B. Subject to the terms and conditions set forth in the Operative Documents, (i) Lessor has purchased the Hanford and Kingsburg Sites and has entered into the Ground Lease pursuant to which Lessee has leased the Modesto Site to Lessor, using Advances funded by the Participants; (ii) Lessor will purchase on the Site Acquisition Date the Plymouth Site from one or more third parties designated by Lessee on the Site Acquisition Date, using Advances funded by the Participants; (iii) during the Construction Period, Construction Agent, using Advances funded by the Participants, will construct on the Sites the Financed Improvements on behalf of Lessor, and (iv) pursuant to this Lease, Lessor will lease the Sites (or in the case of the Modesto Site, sublease such Site) and the Financed Improvements to Lessee, and Lessee will lease such Sites (or in the case of the Modesto Site, sublease such Site) and Financed Improvements from Lessor.

      C. This Lease is intended to amend and completely restate and supersede the Master Lease dated as of November 19, 1998, by and between Lessor and Lessee, as amended to the date hereof (the "ORIGINAL MASTER LEASE").

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

                                   ARTICLE I
                         DEFINITIONS; LESSEE LIABILITY

      For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Amended and Restated Participation Agreement dated as of even date herewith, among Lessee, Guarantor, Lessor, Agent, and the Participants identified therein (the "Participation Agreement"). Except as specially provided for at Section 18.5 hereof, all obligations imposed on the "Lessee" in this Lease shall be the full recourse liability of Lessee. Upon the effective date of the Participation Agreement, this Lease will amend and completely restate and supersede the Original Master Lease.


                                   ARTICLE II
                         LEASE OF PREMISES; LEASE TERM

      SECTION 2.1. Acceptance and Lease of Sites. Lessor, subject to the satisfaction or waiver of the conditions set forth in Article III of the Participation Agreement, hereby agrees to accept delivery on each Site Acquisition Date of fee title to each Site (or in the case of the Modesto Site, a leasehold interest) to be delivered on such Site Acquisition Date and of the Financed Improvements to be constructed thereon pursuant to the terms of the Construction Agency Agreement and to lease all of Lessor's interest in such Site and Financed Improvements to Lessee hereunder, and Lessee hereby agrees, expressly for the direct benefit of Lessor, to lease from Lessor for the Site Term applicable to such Site, Lessor's interest in such Site and such Financed Improvements.

      SECTION 2.2. Acceptance Procedure. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery of each Site identified on the applicable Advance Request and the Financed Improvements to be constructed thereon. Lessee hereby agrees that acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee on each Site Acquisition Date of a Lease Supplement (in the form of Exhibit A-1 or Exhibit A-2 attached hereto, as applicable, appropriately completed) with respect to such Site and the Improvements now on such site and all Improvements, including without limitation all Financed Improvements, to be constructed during the applicable Site Term shall, without further act, constitute the irrevocable acceptance by Lessee of such Site and all such Improvements for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein and that such Site and such Improvements shall be deemed to be included in the Premises and shall be subject to the terms and conditions of this Lease during the applicable Site Term.

     SECTION 2.3.  Term.

     (a) Site Term. Unless earlier terminated, the term of the Lease Supplement with respect to each Site shall consist of (a) an interim period (the "Interim Term") commencing on and including the Site Acquisition Date for such Site and ending on but not including the earlier of (i) the Completion Date for such Site or (ii) such Site becoming subject to this Lease pursuant to
Section 5.1 of the Construction Agency Agreement, (b) a base term (the "Base Term") commencing on and including the last day of the Interim Term for such Site (such day, the "Base Term Commencement Date") and ending on but not including the fifth anniversary of the First Document Closing Date, and (c) if exercised and approved pursuant to each of the terms and conditions of Section
2.14 of the Participation Agreement, each Lease Renewal Term (the Interim Term, the Base Term and the Lease Renewal Terms, if any, with respect to a Site collectively the "Site Term").

     (b) Lease Term. The term of this Lease (the "Lease Term") shall begin on the first occurring Site Acquisition Date and shall end on the last occurring Site Expiration Date.

                                  ARTICLE III
                                 OTHER PROPERTY

     Lessee may from time to time own or hold under lease from Persons other than Lessor, furniture, trade fixtures, equipment and other tangible personal property located on or about any Site that is not subject to this Lease and does not constitute a portion of the Financed Improvements.

                                   ARTICLE IV
                                      RENT

     SECTION 4.1. Basic Rent. During the Base Term with respect to a Site and any Lease Renewal Term, Lessee shall pay to Lessor Basic Rent (i) on each Quarterly Payment Date, (ii) on the date required under Section 22.3 hereof in connection with Lessee's exercise of the Sale Option and (iii) on any date on which this Lease terminates or upon demand following a Lease Event of Default pursuant to Section 17.1 hereof. Basic Rent payable on each Quarterly Payment Date shall be allocated to each Lease Supplement.

in the same proportion that the Advances with respect to, or allocated to, the Site subject to such Lease Supplement bears to the aggregate amount of all Advances made by the Participants.

     SECTION 4.2. Supplemental Rent. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document (and Lessor hereby directs Lessee, on behalf of Lessor, to so pay any such other Person), any and all Supplemental Rent promptly as the same shall become due and payable and, in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. Lessee hereby reaffirms that is obligation to pay Supplement Rent shall include the payment of any and all Additional Costs. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.

     SECTION 4.3. Method and Amount of Payment. Basic Rent and Supplemental Rent shall be paid by wire transfer to Lessor (or, in the case of Supplemental Rent, to such Person as may be entitled thereto) at such place as Lessor (or such other Person) shall specify in writing to Lessee pursuant to Schedule II to the Participation Agreement or Section 9.3 of the Participation Agreement; provided, however, that, so long as the Notes remain outstanding, Lessor directs Lessee to pay Basic Rent directly to the Agent. Each payment of Rent shall be made by Lessee prior to 12:00 noon New York time (and payments made after such time shall be deemed to have been made on the next day) at the place of payment in funds consisting of lawful currency of the United States of America which (in the case of any amount payable to Lessor, Agent or any Participant or any other Indemnitee) shall be immediately available on the scheduled date when such payment shall be due unless with respect to Supplemental Rent, the scheduled date shall not be a Business Day, in which case such payment shall be due and made on the next succeeding Business Day. The provisions of the foregoing sentence of this Section 4.3 shall be applicable only to Basic Rent and to Supplement Rent payable to, or on behalf of or for the account of, Lessor, Agent, any Participant and any other Indemnitee.

     SECTION 4.4. Late Payment. If any Basic Rent shall not be paid when due, Lessee shall pay to Lessor, or if any Supplemental Rent payable to or on behalf or for the account of Lessor, Agent, any Participant, or other Indemnitee is not paid when due, Lessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Rent, interest at the Overdue Rate (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof (without regard to any applicable grace period) to but excluding the Business Day of payment thereof.

                                   ARTICLE V
                                   NET LEASE

     This Lease shall constitute a net lease and, notwithstanding any other provision of this Lease, it is intended that Basic Rent, Supplemental Rent, the Lease Balance and all other amounts due and payable under the Operative Documents shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and Lessee's obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, to the maximum extent permitted by law: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of any Leased Property, or any failure of any Leased Property to comply with all Applicable Laws and Regulations, including any inability to occupy or use any Leased Property by reason of such non-compliance; (b) any damage to, abandonment, loss, contamination of or Release from or destruction of or any requisition or taking of any Leased Property or any part thereof, including eviction; (c) any restriction, prevention or curtailment of or interference with any use of any Leased Property or any part thereof, including eviction; (d) any defect in title to or rights to any Leased Property or any Lien on such title or rights or on any Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, Agent or any Participant; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, Agent, any Participant or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including, without limitation, Lessor, Agent, or any Participant; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement whether or not related to the Overall Transaction; (i) any invalidity or unenforceability or disaffirmance against or by Lessee of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof; (j) the impossibility of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Authority; (1) any restriction, prevention or curtailment of or any use of any Leased Property or any part thereof or the construction of any Alterations; (m) the failure of Lessee or Guarantor to achieve any accounting or tax benefits or the characterization of the transaction intended by Section 23.20 hereinbelow and Section 2.7 of the Participation Agreement; or (n) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in
Article XIII or Section 20.1 of this Lease, this Lease shall be noncancellable by Lessee for any reason whatsoever, and Lessee, to the extent permitted by Applicable Laws and Regulations, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as expressly provided in Article XIII or
Section 20.1 of this Lease, Lessee shall, unless prohibited by Applicable Laws and Regulations, nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment (including the Lease Balance or any other amount due and payable under any Operative Documents) at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part. Each payment of Rent and any payment of the Lease Balance made by Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, Agent, any Participant or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Premises and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any subtenant of Lessee on any account or for any reason whatsoever other than by reason of Lessor's willful misconduct or gross negligence or negligence in the handling of funds; provided, however, any liability of Lessor with respect to any such willful misconduct or gross negligence or negligence in the handling of funds shall not limit or affect Lessee's absolute obligations as set forth in this Article V. Without affecting Lessee's obligation to pay Basic Rent, Supplemental Rent, the Lease Balance and all other amounts due and payable under the Operative Documents or to perform its obligations under the Operative Documents, Lessee may seek damages or any other remedy at law or equity against Lessor for a breach by Lessor of its obligations under this Lease or the Participation Agreement, subject to the limitations set forth at Section 23.9 hereof.

                                   ARTICLE VI
                                UTILITY CHARGES

     During the Lease Term Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on each Leased Property during the Lease Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to a Leased Property for a billing period during which this Lease expires or terminates (except pursuant to Article XX or Section 21.1(b) hereof, in which case Lessee shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between Lessee and any purchaser or such Leased Property, and each party shall pay or reimburse the other for each party's pro rata share thereof; provided, that in no event shall Lessor have any liability therefor.

                                  ARTICLE VII
                         CONDITION AND USE OF PREMISES

     SECTION 7.1. Waivers. LESSEE ACKNOWLEDGES AND AGREES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD RECORD TITLE TO THE PREMISES, LESSEE SELECTED THE SITES AND IS SOLELY RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND THE SUPERVISION OF CONSTRUCTION OF THE FINANCED IMPROVEMENTS AND ANY ALTERATIONS. The Premises are let by Lessor "AS IS" in its present condition, subject to (a) any rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Premises, (c) any state of facts which an accurate survey or physical inspection might show (including any survey delivered on the First Document Closing Date, the Second Document Closing Date, and Advance Date or any Completion Date), (d) all Applicable Laws and Regulations, and (e) any violations of Applicable Laws and Regulations which may exist at the commencement of the Lease Term. Lessee has examined the Premises and (insofar as Lessor is concerned) has found the same to be satisfactory. WITHOUT LIMITING THE SPECIFIC REPRESENTATIONS AND WARRANTIES IN SECTIONS 4.2, 4.3 AND 4.4 OF THE PARTICIPATION AGREEMENT, NONE OF LESSOR, AGENT NOR ANY PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE TO THE PREMISES OR

TO THE VALUE, MERCHANTABILITY, HABITABILITY, CONDITION, OR FITNESS FOR USE OF THE PREMISES, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, OR ANY PART THEREOF, AND NONE OF LESSOR, AGENT NOR ANY PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PREMISES, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS, except that Lessor hereby represents and warrants that as of the date of this Lease, the Premises are free of Certificate Trustee Liens (such Certificate Trustee representations and warranty being made by (x) Bank with respect to any Certificate Trustee Liens attributable to Bank, and (y) Certificate Trustee with respect to any Certificate Trustee Liens attributable to Certificate Trustee). Lessee has been afforded full opportunity to inspect the Premises, is satisfied with the results of its inspections and is entering into this Lease solely on the basis of the results of its own inspections, and all risks incident to the matters discussed in the preceding sentence, as between Lessor, Agent and the Participants, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Article VII have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of Lessor, Agent or the Participants, express or implied, with respect to the Premises (or any interest therein), that may arise pursuant to any law now or hereinafter in effect or otherwise.

                                  ARTICLE VIII
                         NO LESSOR CONSENT OR LIABILITY

     Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. NOTICE IS HEREBY GIVEN THAT NONE OF LESSOR, AGENT OR ANY PARTICIPANT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PREMISES OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR OR AGENT IN AND TO THE PREMISES.

                                   ARTICLE IX
               MAINTENANCE AND REPAIR; ALTERATIONS AND ADDITIONS

     SECTION 9.1. Maintenance and Repair; compliance With Law. At all times during each Site Term with respect to each Site on and after the Base Term Commencement Date for each Site with respect to the Financed Improvements to be constructed thereon, Lessee, at its own expense, shall at all times (a) maintain such Leased Property in good operating condition, subject to ordinary wear and tear, and in any event at least as good as the condition of similar buildings owned or leased by Guarantor or its Subsidiaries and in good repair and condition; (b) maintain such Leased Property in accordance with all Applicable Laws and Regulations in all material respects, whether or not such maintenance requires structural modifications; (c) comply in all material respects with the Insurance Requirements which are in effect any time with respect to such Leased Property or any part thereof; (d) use such Leased Property only in accordance with Article X below and cause such Leased Property to have at all times the capacity and functional ability to be used, on a continuing basis and in commercial operation, in accordance with such Article X; (e) make all necessary or appropriate repairs, replacements and renewals of such Leased Property or any part thereof which may be required to keep such Leased Property in the condition required by the preceding clauses (a) through (d), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, and including, without limitation, repairs, replacements and renewals that would constitute capital expenditures under GAAP if incurred by an owner of property; and (f) procure, maintain and comply in all material respects with all material licenses, permits, orders, approvals, consent and other authorizations required for the construction, use, maintenance and operation of such Leased Property. Lessee waives any right that it may now have or hereafter acquire to (x) require Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of such Leased Property or (y) make repairs at the expense of Lessor pursuant to any Applicable Laws and Regulations or other agreements.

     SECTION 9.2.   Improvements and Alterations.

          (a) In addition to Lessee's obligations as Construction Agent to build the Financed Improvements on each Site under the Construction Agency Agreement, on and after the Base Term Commencement Date with respect to a Site
(i) Lessee, at lessee's own cost and expense, shall make alterations, renovations, improvements and additions to such Leased Property or any part thereof and substitutions and replacements therefor (collectively, "Alterations") which are (A) necessary to repair or maintain such

Leased Property in the condition required by Section 9.1 above; (B) necessary in order for such Leased Property to be in compliance in all material respects with Applicable Laws and Regulations; or (C) necessary or advisable to restore such Leased Property to its condition existing prior to a Casualty or Condemnation to the extent required pursuant to Article XIII hereof; and (ii) so long as no Lease Event of Default has occurred and is continuing, Lessee, at Lessee's own cost and expense, may undertake Alterations on such Leased Property so long as such Alterations comply in all material respects with Applicable Laws and Regulations except to the extent such non-compliance would not have a Material Adverse Effect with Section 9.1 above and subsection (b) of this Section 9.2.

          (b) The making of any Alterations must be in compliance with the following requirements:

          (1) No such Alterations with a cost exceeding $1,000,000 shall be made or undertaken except upon not less than thirty days' prior written notice to Lessor.

          (2) Lessee shall not make any Alterations in violation of the terms of any restriction, easement, condition, covenant or other similar matter affecting title to or binding on such Leased Property.

          (3) No Alterations shall be undertaken until Lessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations relating to such Alterations of all municipal and other Authorities having jurisdiction over such Leased Property. Lessor, at Lessee's expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable.

          (4) The Alterations shall be completed in a good and workmanlike manner and in compliance in all material respects with all Applicable Laws and Regulations then in effect and with the standards imposed by any insurance policies required to be maintained hereunder.

          (5) All Alterations shall, when completed, be of such a character as to not materially adversely affect the Fair Market Value, utility, remaining economic useful life or residual value of such Leased Property from its Fair Market Value, utility, remaining economic useful life or residual value immediately prior to the making thereof or, in the case of Alterations being made by virtue of a Casualty or Condemnation, immediately prior to the occurrence of such Casualty or Condemnation. If such alterations have a cost exceeding $1,000,000 and if requested by Required Participants, Lessor may engage an appraiser of nationally recognized standing, at Lessee's sole cost and expense, to determine (by appraisal methods satisfactory to the Required Participants) the projected Fair Market Value of such Leased Property following completion of the Alterations relating thereto.

          (6) Lessee shall have made adequate arrangements for payment of the cost of all Alterations when due so that the Leased Property shall at all times be free of Liens for Labor and materials supplied or claimed to have been supplied to the Premises, other than Permitted Liens; provided, that Lessee shall have the right to engage in Permitted Contests in accordance with Section 9.5 below.

          (7)  The Alterations must be located solely on such Site.

     SECTION 9.3. Title to Alterations. Title to the following described Alterations shall without further act vest in Lessor and shall be deemed to constitute a part of a Leased Property and be subject to this Lease:

          (a)  each of the Financed Improvements;

          (b) Alterations that are in replacement of or in substitution for a portion of any Improvements existing on the date of this Lease with respect to a Site or any Financed Improvements with respect to a Site;

          (c)  Alterations that are required to be made pursuant to the terms of
Section 9.1 or 9.2(a)(i) hereof; or

          (d)  Alterations that are Nonseverable.

          Lessee, at Lessor's request, shall execute and deliver any deeds, bills of sale, assignments or other documents of conveyance reasonably necessary to evidence the vesting of title in and to such Alterations to Lessor.

          If such Alterations are not within any of the categories set forth in clauses (a) through (d) of this Section 9.3, then title to such Alterations shall vest in Lessee and such Alterations shall not be deemed to be Alterations which are part of the Premises.

     All alterations to which Lessee shall have title may, so long as removal thereof shall not result in the violation of any Applicable Laws and Regulations and no Lease Event of Default is continuing, be removed at any time by Lessee. Lessee agrees to notify Lessor in writing at least 30 days before it removes any such Alterations which individually or in aggregate had an original cost exceeding $1,000,000, and Lessee shall at its expense prior to the Lease Term Expiration Date repair any damage to the Premises caused by the removal of such Alterations. Lessor (or the purchaser of the applicable Leased Property if Lessee elects the Sale Option or in connection with a Sale pursuant to Section 18.1 below) may purchase from Lessee any such Alterations (if not already owned by Lessor) that Lessee intends to remove from a Leased Property prior to the Lease Term Expiration Date, which purchase shall be at the Fair Market Value of such Alterations as determined by the Appraiser at the time of such purchase. Title to any such Alterations shall vest in Lessor (or the purchaser of the applicable Leased Property) if not removed from the Leased Property by Lessee prior to the return of such Leased Property to Lessor or sale of such Leased Property if Lessee elects the Sale Option or in connection with a Sale pursuant to Section 18.1 below.

     SECTION 9.4. Maintenance and Repair Reports. During the Lease Term Lessee shall keep maintenance and repair reports in sufficient detail, on the same basis as records are kept for similar properties owned or leased by Guarantor or its Subsidiaries, to indicate the nature and date of major work done. Such reports shall be kept on file by Lessee at its offices during the Lease Term, and shall be made available at Lessee's office to Lessor upon reasonable request. Lessee shall give notice to Lessor of any Condemnation of Casualty the cost to repair which is reasonably expected by Lessee to exceed $500,000, promptly after Lessee has knowledge thereof.

     SECTION 9.5. Permitted Contests. If, to the extent and for so long as (a) a contest of the legality, validity or applicability to any Leased Property or any interest therein of, or the operation, use or maintenance thereof by, Lessee of
(i) any Applicable Laws and Regulations, (ii) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any Governmental Action, or (iii) any Lien or Tax shall be made in good faith, by appropriate proceedings initiated timely and diligently prosecuted, by Lessee, or (b) compliance with such Applicable Laws and Regulations, Governmental Action, Lien or Tax shall have been excused or exempted by a valid nonconforming use permit, waiver, extension or forbearance, Lessee shall not be required to comply with such Applicable Laws and Regulations, Governmental Action, Lien or Tax but only if and so long as any such contest or noncompliance shall in the reasonable opinion of Lessor, acting at the direction of the Required Participants, constitute a Permitted Contest.

     Lessor will not be required to join in any Permitted Contest pursuant to this Section 9.5 unless a provision of any Applicable Laws and Regulations requires, or, in the good faith opinion of Lessee, it is helpful to Lessee, that such proceedings be brought by or in the name of Lessor; and in that event, Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as no Lease Event of Default is continuing and Lessee pays all related expenses, and Lessee shall be deemed to have acknowledged and agreed that Lessor is indemnified therefor pursuant to
Article VII of the Participation Agreement.

     SECTION 9.6. Liens. During the Lease Term Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of any Leased Property, Lessor's title thereto, or any interest therein. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Premises free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to Lessor, Agent and the Required Participants, any such Lien (other than Permitted Liens) not accepted above if the same shall arise at any time.

                                   ARTICLE X
                                      USE

     Each Leased Property shall be used only for the production (including labeling), storage and distribution of processed and fresh fruits and vegetables and fruit and vegetable products. Lessee shall not use any Site or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, utility, remaining useful life or residual value of such Leased Property. Lessee shall use each Leased Property in compliance in all material respects with (a) any Applicable Laws and Regulations, except to the extent permitted by Section 9.5 above, (b) any insurance policies required by Article XI below, and (c) all of the Operative Documents. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of each Leased Property in accordance with this Lease and the Participation Agreement. Lessee shall not commit or permit any waste of any Leased Property or any part thereof.

                                   ARTICLE XI
                                   INSURANCE

     SECTION 11.1. Required Coverages. During the Site Term for each Leased Property Lessee will provide or cause to be provided insurance with respect to each such Leased Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons, and carry such other insurance as is usually carried by such Persons; provided, that in any event Lessee will maintain:

          (a) Commercial General Liability Insurance. Combined single limit insurance against claims for third-party bodily injury, including death and third-party property damage occurring on, in or about each Leased Property (including adjoining streets and sidewalks) in an amount at least equal to $19,000,000 per occurrence. Following the Base Term Commencement Date for each Leased Property, such coverage may be subject to deductibles or self-insured retentions up to an amount that is customarily carried by a company of similar size and engaged in business similar to Lessee; provided however, that during the Construction Period with respect to a Leased Property there shall be no such deductibles and self insurance amounts. (This coverage may be provided in a combination of umbrella and excess liability policies.)

          (b) Property Insurance. Insurance against loss or damage covering each Leased Property or any portion thereof by reason of any Peril (as defined below) in an amount (following the Base Term Commencement Date) for each Leased Property, subject to such deductibles and/or self-insurance in such minimum amounts as is carried by corporations owning and/or operating similar properties; provided, however, that during the Construction Period with respect to a Leased Property there shall be no such deductibles and self insurance amounts; provided, however, that at no time shall the amount of such coverage be less than the replacement cost of the Improvements with respect to a Leased Property, including any costs that may be required to cause such Leased Property to be reconstructed to then current Applicable Laws and Regulations. The term "Peril" shall mean (i) collectively, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all risk endorsement" then in use in the State in which such Leased Property is located and (ii) earthquake. Alternatively, at Lessee's election, such insurance shall be on a coverage form reasonably available in the commercial insurance market at the time of the most recent policy reviewed, provided that all Perils are covered by such alternate coverage form or forms.

          (c) Workers' Compensation Insurance. Lessee shall, in the construction of the Financed Improvements or other Alterations and the operation of each Leased Property, comply with the applicable Workers' Compensation laws and protect Lessor, Agent and the Participants against any liability under such laws.

          (d) Builder's Risk Insurance. During the construction of any Alteration costing in excess of $1,000,000, Lessee shall also maintain, for the benefit of Lessor, all-risk Builders' Risk Insurance in an amount equal to the greater of the replacement value of such Alterations and the aggregate cost for the construction of same.

          (e) Other Insurance. Such other insurance, including earthquake, worker's compensation and business interruption insurance, in each case as is generally carried by owners of similar properties in such amounts and against such risks as are then customary for properties similar in use and to the extent required by any Participant, and flood insurance to the extent required by Applicable Law and Regulations applicable to such Participant.

          Such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee shall be rated in A.M. Best's Insurance Guide or any successor thereto (of if there be none, an organization having a similar national reputation) and shall have a general policyholder rating of "A" (or comparable rating for a rating by an organization other than A.M. Best) and a financial rating of at least "X" (or comparable rating for a rating by an organization other than A.M. Best) or be otherwise acceptable to the Required Participants. In the case of liability insurance maintained by Lessee, it shall name Lessor (both in its individual capacity and as trustee), Agent and each of the Participants as additional insureds and, in the case of property insurance maintained by Lessee, it shall name Agent as mortgagee and loss payee as its interests may appear. Each policy referred to in this Section 11.1 shall provide that: (i) it will not be canceled, materially modified or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days' prior written notice to Lessor; (ii) the interests of Lessor, Agent and any Participant shall not be invalidated by any act or negligence of or breach of warranty or representation by Lessee or any Person having an interest in the Premises or the

Improvements; (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor, Agent or any Participant; (iv) the insurer shall waive and right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor; and (v) such policy shall contain a cross-liability clause providing for coverage of Lessor, Agent and each Participant, as if separate policies had been issued to each of them. Lessee will notify Lessor promptly of any policy cancellation, reduction in policy limits, modification or amendment.

     SECTION 11.2. Delivery of Insurance Certificates. With respect to the Site or Sites to be acquired on each Site Acquisition Date, Lessee shall deliver to Lessor certificates of insurance satisfactory to Lessor evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lese Term, at the time each of Lessee's insurance policies is renewed (but in no event less frequently than once each year on or before December 31) or upon written request by any Lessor following a Lease Event of Default, Lessee shall deliver to Lessor certificates of insurance evidencing that all insurance required by Section 11.1 to be maintained by Lessee with respect to the Premises is in effect.

                                  ARTICLE XII
                           ASSIGNMENT AND SUBLEASING

     Lessee during the Lease Term may not assign, mortgage or pledge to any Person, including an Affiliate of Lessee, at any time, in whole or in part, any of its right, title or interest in, to or under this Lease or any portion of any Leased Property, and any such assignment, mortgage or pledge shall be void. Except for the leasehold interest in the Modesto Site granted to Lessor pursuant to the Ground Lease and as expressly permitted in this Article XII, Lessee may not sublease, in whole or in part, any of its right, title or interest in, to or under this Lease or any portion of any Leased Property to any Person, except that, following the final Completion Date, Lessee may enter into subleases with
(i) a direct or indirect wholly-owned Subsidiary of Guarantor and (ii) a Person which is not a direct or indirect wholly-owned Subsidiary of Lessee ("Third Party Sublease"); provided, however, that in no event shall the aggregate subleased space (together with the nonexclusive use of any related or necessary portion of any Site as necessary to access and parking) subject to all Third Party Subleases exceed 30% of the aggregate net rentable square feet of any Site. Lessee shall not sublease any portion of any Leased Property to, or permit the sublease of any portion of any Leased Property by, any Person who shall then be engaged in any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors.

     No sublease hereunder will discharge or diminish any of Lessee's obligations to Lessor hereunder, and Lessee shall remain directly and primarily liable under the Lease with respect to the entire Premises. Each sublease permitted hereby shall be made and shall expressly provide in writing that it is subject and subordinate to this Lease and the rights of Lessor hereunder, shall expressly provide for the surrender of the space subleased by the applicable sublessee at the election of Lessor after a Lease Event of Default, and that such provisions may be directly enforced by Lessor or Agent. All such subleases under this Article XII shall expressly provide in writing for termination on or prior to the Lease Expiration Date unless Lessee shall purchase all of the Premises pursuant to Section 21.1(b) of this Lease.

     Lessee shall, within fifteen (15) days after the execution of any Third Party Sublease, deliver to Agent a fully executed copy of such sublease.

                                  ARTICLE XIII
                   LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

     SECTION 13.1.  Event of Loss; Condemnation or Casualty.

          (a) If an Event of Loss shall occur during the Lease Term, Lessee shall give Lessor prompt written notice of such occurrence and the date thereof and Lessee shall purchase the Leased Property(ies) affected thereby from Lessor on the next succeeding Quarterly Payment Date after the date such Event of Loss shall have occurred or, if such Event of Loss shall have occurred within ten
(10) Business Days preceding a Quarterly Payment Date, then on the next succeeding Quarterly Payment Date after such Event of Loss shall have occurred, at a purchase price equal to the Purchase Amount of such Leased Property. In the case of an Event of Taking which is deemed to have occurred because of a requisition which is not scheduled to last beyond the earlier of the Lease Expiration Date and Lessee's election of the Sale Option but which in fact is continuing on the earlier of such dates, the foregoing purchase price shall be paid on such earlier date.

          (b) Upon payment in full of all amounts payable pursuant to Section 13.1(a), (i) the Site Term shall end with respect to the affected Leased Property(ies), (ii) the obligations of Lessee hereunder with respect to the affected Leased Property(ies) (other than any obligations expressed herein or any other Operative Document as surviving termination of this Lease) shall terminate as of the date of such payment. Lessor shall thereupon transfer its right, title and interest in the affected Leased Property(ies) to Lessee in accordance with Section 23.16(a) and (iii) the Lease Supplement for the affected Leased Property(ies) shall be canceled.

      SECTION 13.2. Application of Payments Relating to an Event of Loss. All net Condemnation Proceeds and property insurance proceeds received at any time by Lessee during the Lease Term from any Authority or other Person with respect to any Event of Loss shall be promptly remitted to Lessor (up to, but not exceeding, the amounts owed under Section 13.1(a) above) and, upon the purchase of the affected Leased Property(ies) by Lessee pursuant to such Section 13.1(a) and the payment by Lessee of the purchase price and all other amounts payable by Lessee pursuant to such Section 13.1(a), any such Net Condemnation Proceeds and property insurance proceeds remaining thereafter shall be paid over to, or retained by, Lessee, or as Lessee may direct.

      SECTION 13.3. Application of Certain Payments Relating to a Condemnation. In case of a requisition for temporary use of all or a portion of any Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect, without any abatement or reduction of Rent, and the proceeds received from any Authority relating to a Condemnation for the affected portion of the Leased Property shall, so long as no Lease Event of Default exists and subject to Section 16.2 hereof, be paid to Lessee and, to the extent applicable, shall be used by Lessee to repair and restore the affected Premises to the condition required by Section 9.1 hereof. Notwithstanding anything herein to the contrary, any portion of such proceeds that is awarded with respect to the time period after the expiration or termination of the Lease Term (unless Lessee shall have exercised an option to purchase all of the Premises and consummated such purchase) shall be paid to Lessor; provided, that if Lessee has paid the Lease Balance to Lessor, such proceeds (or the portion of such proceeds in excess of portion thereof applied to the Lease Balance) shall be paid over to Lessee.

      SECTION 13.4. Casualty. Upon any Casualty during the Lease Term with respect to any portion of any Leased Property the cost of repair of which would exceed $500,000 Lessee shall give to Lessor written notice thereof. As soon as practicable after a Casualty, Lessee shall repair and rebuild the affected portions of the Leased Property suffering such Casualty (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 9.1 hereof; provided, that the value and functional capability of such item as restored is at least equivalent to the value and functional capability of such item as in effect immediately prior to the occurrence of such Casualty. So long as no Lease Event of Default or Material Default is continuing, any insurance proceeds received with respect to any Casualty shall be paid over to or retained by Lessee up to $500,000. Insurance proceeds received with respect to any Casualty in excess of $500,000 shall be held by Agent and made available to Lessee to pay costs actually incurred by Lessee to restore the Premises as required herein.

      SECTION 13.5. Negotiations. In the event any part of any Leased Property becomes subject to condemnation or requisition proceedings during the Lease Term, Lessee shall give notice thereof to Lessor promptly after Lessee has knowledge thereof and, to the extent permitted by any Applicable Laws and Regulations, Lessee shall control the negotiations with the relevant Authority unless a Lease Event of Default exists, in which case Lessor shall be entitled to control such negotiations; provided, that in any event Lessor may participate at Lessor's expense (or if a Lease Event of Default exists, at Lessee's expense) in such negotiations; and provided in all cases, that no settlement will be made without Lessor's prior written consent acting at the direction of the Required Participants, not to be unreasonably withheld. Lessee shall give to Lessor such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Section 11.1 above, and are in the possession of Lessee, as are reasonably requested by Lessor. If the proceedings relate to an Event of Taking, Lessee shall act diligently in connection therewith. Nothing contained in this Section 13.5 shall diminish Lessor's rights with respect to Condemnation Proceeds and property insurance proceeds under Section 13.2 above.

      SECTION 13.6. No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any portion of any Leased Property, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreement hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Expiration Date.

      SECTION 13.7. Notice of Environmental Matters. Promptly, but in an event within thirty (30) days from the date a Responsible Officer of Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or, to Lessee's knowledge, threatened claim, action or proceeding involving any

Environmental Law or any Release on or in connection with any Leased Property, which claim, action or proceeding would require in excess of $250,000 in remediation costs in respect of such Leased Property (such claim, action or proceeding, a "Material Environmental Claim"). All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within thirty (30) days of receipt, copies of all Material Environmental Claim. Lessee shall also promptly provide such detailed reports of any such Material Environmental Claims as may reasonably be requested by Lessor or Agent.


                                  ARTICLE XIV
                                NON-INTERFERENCE

      SECTION 14.1. Non-Interference. Subject to Lessor's cure rights, as provided for in Article XIX below, Lessor covenants that it will not interfere in Lessee's use or possession of the Premises during the Lease Term, so long as no Lease Event of Default has occurred and is continuing; it being agreed that Lessee's remedies for breach of the foregoing covenant shall be limited to a claim for damages or the commencement of proceedings to enjoin such breach. Such right is independent of and shall not affect Lessee's obligations hereunder and under the other Operative Documents or Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease. The foregoing covenant shall not require Lessor to take any action contrary to, or which would permit Lessee to use the Premises for a use not permitted under the provisions of, this Lease.

      SECTION 14.2. Certain Duties and Responsibilities of Lessor. Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against Lessor, and Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of or otherwise deal with the Premises or any other part of the Trust Estate in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.

                                   ARTICLE XV
                             INSPECTION AND REPORTS

        SECTION 15.1. Inspection. Upon five (5) Business Days prior notice to Lessee, Lessor or its authorized representatives (the "Inspecting Parties") at any time during the Lease Term may inspect (a) the Premises and (b) the books and records of Lessee relating to the Premises and make copies and abstracts therefrom. All such inspections shall be during Lessee's normal business hours (unless a Lease Event of Default has occurred and is existing) and shall be at the expense and risk of the Inspecting Parties, except that one such inspection in each calendar year shall be at Lessee's expense at a cost not to exceed $1,000 per Site inspected and except that if a Lease Event of Default or Lease Default has occurred and is continuing, Lessee shall reimburse the Inspecting Parties for the reasonable costs of such inspections and, except for the Inspecting Party's gross negligence or willful misconduct, such inspection shall be at Lessee's risk. No inspection shall unreasonably interfere with Lessee's operations. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such Inspecting Party causes damage to the Premises or any property of Lessee or any other Person during the course of such inspection.

        SECTION 15.2. Reports. To the extent permissible under Applicable Laws and Regulations, during the Lease Term Lessee shall prepare and file in timely fashion, or, where Lessor shall be required to file, Lessee shall prepare and make available to Lessor within a reasonable time prior to the date for filing and Lessor shall file, any reports with respect to the condition or operation of the Premises that shall be required to be filed with any Authority.

                                  ARTICLE XVI
                OWNERSHIP, GRANT OF LIEN AND FURTHER ASSURANCES

        SECTION 16.1. Grant of Security Interest. Title to the Premises are held by Lessor, as security for the obligations of Lessee hereunder and under each of the other Operative Documents to which it is a party until such time as Lessee shall have fulfilled all of its obligations hereunder and under such other Operative Documents. Lessee hereby assigns, grants, warrants and pledges to Lessor for the benefit of the Participants a Lien against all of the Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Premises and the other Del Monte

Collateral to secure the payment and performance of all obligations of Lessee now or hereafter existing under this Lease or any other Operative Document. Lessee shall, at its expense, promptly and duly execute, acknowledge and deliver to Lessor and file, register and record such documents and assurances including the Mortgages and any financing statements and fixture filings and take such further actions as Lessor, Agent or any Participant may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Documents, to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Lessor in and to the Premises and the other Del Monte Collateral, subject to no Lien other than Permitted Liens, and Lessee agrees to execute and deliver promptly such of the foregoing Mortgages, financing statements and fixture filings or other documents as may require execution by Lessee. To the extent permitted by Applicable Laws and Regulations, Lessee hereby authorizes any such Mortgages, financing statements and fixture filings to be filed without the necessity of the signature of Lessee. Upon Lessee's request, Lessor shall at such time as all of the obligations of Lessee under this Lease or any other Operative Documents have been indefeasibly paid or performed in full (other than Lessee's contingent obligations, if any, under Article VII of the Participation Agreement and under
Article VI of the Construction Agency Agreement) execute and deliver termination statements and other appropriate documentation reasonably requested by Lessee, all at Lessee's expense, to evidence Lessor's release of its Lien against the Del Monte Collateral.

        SECTION 16.2. Attorney-in-Fact. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, from time to time in Lessor's discretion, to execute any instrument which Lessor may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Documents), and to take any action (including any action that Lessee is entitled to take), including, without limitation:

                (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with all or any portion of the Premises and the other Del Monte Collateral;

                (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);

                (c) to file any claim or take any action or institute any proceedings which Lessor may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of this Lease; and

                (d) to perform any affirmative obligations of Lessee hereunder, including the execution of mortgages, financing statements and other documents.

Lessee hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 16.2 is irrevocable and coupled with an interest. Notwithstanding anything contained herein to the contrary, the rights and powers presently granted Lessor by this Section 16.2 may be exercised by Lessor only upon the occurrence and during the continuance of a Lease Event of Default.

                                  ARTICLE XVII
                            LEASE EVENTS OF DEFAULT

        The occurrence of any one or more of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute a "Lease Event of Default":

                (a) Lessee shall fail to make any payment of (i) Basic Rent and such failure shall continue for a period of three days or (ii) amounts payable pursuant to Section 13.1(a), Article XX, or Sections 21.1(b), 22.3 or 22.4 hereof when due;

                (b) Lessee or Guarantor shall fail to make payment of any other amount payable hereunder or under any of the other Operative Documents and such failure shall continue for a period of five (5) days after the earlier of notice to Lessee or Guarantor, as the case may be, of such failure or a Responsible Officer of Lessee or Guarantor knew or reasonably should have known of such failure;

                (c) Lessee shall fail to maintain insurance as required by
Section 11.1 above;

                (d) Lessee shall fail to purchase the Premises in accordance with Section 20.2 below or Lessee shall fail to sell all of the Premises on the Lease Expiration Date in accordance with and satisfaction of each of the terms, covenants, conditions and agreements set forth at Articles XXI and XXII hereof in connection with and following its exercise of the Sale Option, including each of Lessee's obligations at Sections 21.1 and 21.2 hereof;

          (e) Lessee or Guarantor shall fail timely to perform or observe any covenant, condition or agreement (not included in any other clause of this Article XVII) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue for a period of 30 days (but in no event later than the Lease Expiration Date) after the earlier to occur of
(i) written notice thereof to Lessee from any Lessor, Agent or any Participant or (ii) the date upon which a Responsible Officer of Lessee knew or reasonably should have known thereof;

          (f)  the occurrence of a Del Monte Event of Default;

          (g) Any Operative Document or the security interest and lien granted under this Lease (except in accordance with its terms), in whole or in part, terminates, ceases to be effective or ceases to be the legal, valid and binding enforceable obligation of Lessee, Guarantor, or any of their Affiliates, as the case may be, on account of, or as a result of, directly or indirectly, any act or omission of Lessee, Guarantor or any of their Affiliates, or Lessee, Guarantor or any of their Affiliates, directly or indirectly, contests in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or the security interest and lien securing Lessee's or Guarantor's obligations under the Operative Documents, in whole or in part, ceases to be a perfected first priority security interest and lien on account of, or as a result of, directly or indirectly, any action or omission of Lessee, Guarantor of any of their Affiliates;

          (h) A Construction Agency Agreement Event of Default shall have occurred and be continuing;

          (i)  An Event of Default shall occur under any Material Credit
Agreement;

          (j) Lessee fails to provide and maintain the Letter of Credit as described in Section 5.2(k) of the Participation Agreement; or

          (k) Lessee fails to replace any Non-Funding Participant within the ninety (90) day period permitted to such replacement in Section 2.17 of the Participation Agreement.

                                 ARTICLE XVIII
                                  ENFORCEMENT


     SECTION 18.1. Remedies. During the existence of a Lease Event of Default, at Lessor's option and without limiting Lessor in the exercise of any other right or remedy Lessor may have on account of such default (including, without limitation, the obligation of Lessee to purchase the Premises as set forth below), and without any further demand or notice, Lessor may cause the following to occur:

          (i) By notice to Lessee, Lessor may terminate Lessee's right to possession of the Premises. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Lessee's right to possession if Lessee fails to cure the default within the time specified in the notice.

          (ii) Upon termination of Lessee's right to possession and without further demand or notice, Lessee shall surrender possession and vacate the Premises and deliver possession thereof, and Lessor may re-enter the Premises and remove any Persons in possession thereof.

          (iii) Lessor may terminate this Lease with respect to all or any of the Leased Properties and/or on and after the Base Term Commencement Date with respect to a Leased Property declare the aggregate outstanding Site Balance for such Leased Property to be immediately due and payable, and Lessor shall be entitled to (x) recover from Lessee the following amounts and (y) take the following actions:

                    (A) Lessee shall pay all accrued and unpaid Rent hereunder (including, without limitation, Basic Rent and Supplemental Rent) with respect to such Leased Property for the period commencing on the Base Term Commencement Date with respect to such Leased Property through the Final Rent Payment Date with respect to such Leased Property;

                    (B) Lessor may elect either of the following with respect to any or all of the Leased Properties:

                         (1) Lessor may demand, by written notice to the Lessee specifying a payment date (the "Final Rent Payment Date") not earlier than ten (10) days after the date of such notice, that Lessee purchase such Leased Property, and Lessee shall pay to Lessor, on the Final Rent Payment Date (in lieu of Basic Rent with respect to such Leased Property due after the Final Rent Payment Date with respect to such Leased Property), an amount equal to the sum of (A) the Site Balance for such Leased Property computed for the period commencing on the Base Term Commencement Date with respect to such Leased Property to and including the Final Rent Payment Date with respect to such Leased Property, plus (B) all accrued and unpaid Rent with respect to such Leased Property due and unpaid for the period commencing on the Base Term Commencement Date with respect to such Leased Property to and including the Final Rent Payment Date with respect to such Leased Property, and upon payment of such amount, and the amount of all other sums due and payable by Lessee under this Lease and the other Operative Documents (and interest at the Overdue Rate on the amounts payable under this clause (B)(1) from the Final Rent Payment Date to the date of actual payment) with respect to such Leased Property, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to such Leased Property pursuant to
          Section 23.16 below; or

                    (2) Lessor may sell its interest in such leased Property and the other applicable Del Monte Collateral in which event Lessee shall pay to Lessor an amount equal to the excess, if any, of (x) all amounts due Lessor under clause (B)(1) above over (y) the net Sale Proceeds received by Lessor from the foregoing sale (provided, that in calculating such net Sale Proceeds, all expenses and Taxes incurred by Lessor or any of the Participants in connection with such sale, including, without limitation, legal fees, shall be deducted from such Sale Proceeds);

               (C) Any other amount necessary to compensate Lessor for all the damages proximately caused by Lessee's failure to perform Lessee's obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including, without limitation, reasonable attorneys' fees, advertising costs and brokers' commissions) of recovering possession of the Premises, removing Persons or property therefrom, placing the Premises in good order, condition and repair, preparing and altering the Premises for reletting, and all other costs and expenses of reletting; and

          (D) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws and Regulations.

     (iv) Lessor may enforce the Lien given hereunder pursuant to Section 16.1 hereof, Section 5 of the Lease Supplements, the Mortgages, the Uniform Commercial Code or any other Applicable Laws and Regulations to recover all damages caused by a Lease Event of Default, including any damages arising from Lessee's failure to purchase the Premises pursuant to Section 20.2 hereof.

     (v) If Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate this Lease, and Lessor may enforce all of Lessor's rights and remedies under this Lease, including the right to recover the Rent hereunder (including, without limitation, Basic Rent (when applicable) and Supplemental Rent) as it becomes due under this Lease. Lessee's right to possession shall not be deemed to have been terminated by Lessor except pursuant to clause (iii) above. The following do not constitute a termination of this Lease:

          (A) Acts of maintenance or preservation or efforts to relet the Premises;

          (B) The appointment of a receiver upon the initiative of Lessor to protect Lessor's interest under this Lease; or

          (C) Withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Lessee.

     (vi) In the event that Lessor elects to continue this Lease in full force and effect following the termination of Lessee's right of possession, Lessor, to the maximum extent permitted by Applicable Laws and Regulations, may enforce all its rights and remedies under this Lease, including, but not limited to, the right to recover Rent hereunder as it becomes due. During the continuance of a Lease Event of Default or following the termination of Lessee's right to possession, Lessor may enter the Premises in accordance with Applicable Laws and Regulations without terminating this Lease and sublet all or any part of the Premises for Lessee's account to any Person, for such term (which may be a period beyond the remaining Lease Term), at such rents and on such other terms and conditions as are commercially reasonable. In the event of any such subletting, rents received by Lessor from such subletting shall be applied (a) first, to the payment of the reasonable costs incurred by Lessor in maintaining, preserving, altering and preparing the Premises for subletting and other reasonable costs of subletting, including, but not limited to, brokers' commissions and attorneys' fees; (b) second, to the payment of Rent hereunder then due and payable; (c) third, to the payment of future Rent hereunder as the same may become due and payable hereunder; (d) fourth, to the payment of all other obligations of Lessee hereunder and under the other Operative Documents (including, without limitation, the Lease Balance), and (e) fifth, the balance, if any, shall be paid to Lessee upon (but not before) expiration of the Lease Term. If the rents received by Lessor from such subletting, after application as provided above, are insufficient in any period to pay the Rent due and payable hereunder for such period, Lessee shall pay such deficiency to Lessor upon demand. Notwithstanding any such subletting for Lessee's account without termination, Lessor may at any time thereafter, by written notice to Lessee, elect to terminate this Lease.

     (vii) Lessor may exercise any other right or remedy that may be available to it under Applicable Laws and Regulations or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof, including those arising from a breach by Lessee of its obligations under Section 20.2 hereof. Separate suits may be brought to collect any such damages for any Rent installment period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent installment period(s), or Lessor may defer any such suit until after the expiration of the Basic Term or any Renewal Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term.

     (viii) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

     (ix) As a matter of right and without notice to Lessee or anyone claiming under Lessee, and without regard to the then value of the Del Monte Collateral or the interest of Lessee therein, Lessor shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Del Monte Collateral at Lessee's sole cost and expense, and Lessee hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Lessor in case of entry as provided in this Lease and shall continue as such and exercise all such powers until the latest to occur of (i) the date of confirmation of sale of the Del Monte Collateral; (ii) the disbursement of all proceeds of the Del Monte Collateral collected by such receiver and the payment of all expenses incurred in connection therewith; or
(iii) the termination of such receivership with the consent of Lessor or pursuant to an order by a court of competent jurisdiction.

     (x) Lessor may exercise the remedies described in Section 5 of the Lease Supplements.

     (xi) Lessee hereby grants to Chicago Title Company, as trustee (together with all successor trustees, the "Trustee"), IN TRUST for the benefit of Lessor as security for the obligations hereunder A SECURITY INTEREST AND LIEN against the Premises WITH POWER OF SALE, and that, upon the occurrence of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by Applicable Laws, after proper notice and lapse of such time as may be required by Applicable Laws, to cause the Trustee to sell the Premises, or any portion thereof, at the time and place of sale fixed by Lessor in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE APPLICABLE PREMISES AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY LESSEE UNDER THIS INSTRUMENT, and (ii) upon the occurrence of Lease Event of Default, Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure, or for the sale of the premises, or against Lessee on a recourse basis for the Lease Balance and all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Certificate Amounts, and all other amounts owing by Lessee under the Operative Documents with respect to such Premises, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Premises, or for the enforcement of any other appropriate legal or equitable remedy.

          (xii) The Agent may draw under the Letter of Credit and apply the proceeds thereof, all as described in the Loan Agreement.

     Lessor acknowledges and agrees that upon the declaration of a Lease Event of Default the amount due and owing by it to Lessor hereunder shall be the Lease Balance and that to the maximum extent permitted by Applicable Laws, Lessee waives any right to contest the Lease Balance as the liquidated sum due upon acceleration of this Lease.

     SECTION 18.2. Proceeds of Sale; Deficiency. All payments received and amounts held or realized by Lessor at any time when a Lease Event of Default shall be continuing and after the Lease Balance shall have been accelerated pursuant to this Article XVIII as well as all payments or amounts then held or thereafter received by Lessor (except for rents received by Lessor from subletting pursuant to Section 18.1(vi) above, which shall be distributed as set forth therein) and the proceeds of sale pursuant to Section 18.1(iii)(B)(2) above or pursuant to the Mortgages shall be distributed forthwith upon receipt by Lessor in accordance with Article III of the Loan Agreement.

     SECTION 18.3. Mortgage and Lease Supplement Remedies. Without limiting any other remedies set forth in this Lease, Lessor and Lessee agree that upon the occurrence of a Lease Event of Default, the Lessor and Agent shall have all the rights and may pursue any of the remedies provided to it in the Mortgages and Lease Supplements, the terms and provisions of which Mortgages and Lease Supplements, the terms and provisions of which Mortgages and the Lease Supplements are incorporated herein by this reference.

     SECTION 18.4. Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws and Regulations, each and ever right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and ever right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or be acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Default or Lease Event of Default. To the extent permitted by Applicable Laws and Regulations and subject to the provisions of Section 18.1 above, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Premises, the other Del Monte Collateral or any part thereof in mitigation of Lessor's damages upon the occurrence of a Lease Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article XVIII.

     Section 18.5. Limitation of Recourse Liability. Notwithstanding anything set forth herein to the contrary, prior to the commencement of the Base Term with respect to a Lease Supplement for a Site, the aggregate amount payable by Lessee on a recourse basis under this Article XVIII shall be subject to the limitations on recourse liability set forth in Section 7.9 of the Participation Agreement to the extent such amounts arose solely as a result of an Nonrelated Construction Event relating directly to such Leased Property.


                                  ARTICLE XIX
                          RIGHT TO PERFORM FOR LESSEE

     SECTION 19.1. Right to Cure. If any Lease Default or Lease Event of Default shall be continuing and in Lessor's reasonably exercised judgment Lessee is not acting diligently and appropriately to cure such Lease Default or Lease Event of Default, Lessor may, but shall not be obligated to, on five (5) Business Day's prior notice to Lessee (except in the event of an emergency, in which case only one Business Day's prior notice shall be required), cure such Lease Default or Lease Event of Default, and Lessor shall not thereby be deemed to have waived any default caused by such failure to cure, and the amount of such payment and the amount of the expenses of Lessor (including reasonable attorneys' fees and expenses) incurred in connection with such cure, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee to Lessor upon demand.

     SECTION 19.2. Grants and Releases of Easements. Provided that no Default or Lease Event of Default shall have occurred and be continuing, Lessor hereby consents in each instance to the following actions by Lessee, in the name and stead of Lessor and as Lessor's attorney-in-fact, but at Lessee's sole cost and expense: (i) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair or maintenance of any Leased Property in accordance with this Lease; (ii) the release of existing easements or other rights in the nature of easements which are for the benefit of any Leased Property; (iii) the dedication or transfer of unimproved portions of any Leased Property for road, highway or other public purposes; (iv) the execution of petitions to have any Leased Property annexed to any municipal corporation or utility district; (v) the execution of any covenants and restrictions affecting any Leased Property or amendments or modifications thereto; and (vi) the execution or release of any similar agreements; provided, however, that in each case Lessee, prior to taking any such action, shall have delivered to Lessor an Officer's Certificate stating that (x) such grant, release, dedication, transfer, annexation, or amendment or similar agreement does not materially impair the Fair Market Value, residual value, utility, operation or remaining useful life of the applicable Leased Property, (y) such grant, release, dedication, transfer, annexation or amendment will not cause the applicable Leased Property or any portion thereof to fail to comply in any respect with the provisions of this Lease of any other Operative Document or in any material respect with all Applicable Laws and Regulations (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), and (z) Lessee shall timely pay and perform any obligations of Lessor under such grant, release, dedication, transfer, annexation or amendment during the Lease Term. Without limiting the effectiveness of the foregoing or the power of attorney granted to Lessee pursuant to Section 19.3 below, provided that no Material Default or Lease Event of Default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under Sections 19.2 and 19.3 hereof.

     SECTION 19.3. Power of Attorney. Unless and until a Default or Lease
Event of Default has occurred and is continuing, the Lessor does, solely for the purposes stated in Section 19.2 above, hereby irrevocably make, constitute and appoint Lessee and any of its officers or designees its true and lawful attorney-in-fact, with full power and authority to do any and all acts necessary or proper to carry out the intent of Sections 19.2 and 19.3 hereof, including, without limitation, the right, power and authority (i) to take such actions described in Section 19.2 above, and (ii) to execute such documents and agreements as Lessee may reasonably determine are necessary for the purposes of carrying out the intent of such Sections 19.2 and 19.3, and Lessor hereby ratifies and confirms all that Lessee as such attorney-in-fact or its substitute undertakes by virtue of this power of attorney, which power is coupled with an interest and is irrevocable. Lessor hereby agrees to execute, at Lessee's sole cost and expense, such additional powers of attorney in recordable form as may be necessary for Lessee to carry out the intent of such Sections 19.2 and 19.3.


                                   ARTICLE XX
              EARLY TERMINATION OPTION AND OBLIGATION TO PURCHASE

     SECTION 20.1 Early Termination Option. Without limitation of Lessee's purchase obligation pursuant to Section 20.2, on (1) any scheduled Quarterly Payment Date following the expiration of the Construction Period for all of the Sites, or (2) on an Business Day following the occurrence of a Lease Event of Default of the types described in clause (ii) of the next sentence, Lessee may, at its options, purchase all, but not less than all, of the Premises (the "Early Termination Option") at a price equal to the Purchase Amount. Lessee's right to purchase all of the Premises pursuant to this Section 20.1 shall terminate automatically and without notice (i) upon the occurrence of a Lease Event of Default arising as a result of an Insolvency Event and (ii) upon the occurrence of any other Lease Event of Default, unless in the case of a Lease Event of Default described in this clause (ii) Lessee delivers a written notice of its election to exercise this option to purchase not less than three (3) days prior to the date of the purchase and consummates the purchase within ten
(10) Business Days following the occurrence of such Lease Event of Default. In order to exercise its option to purchase the Premises pursuant to this Section
20.1 and except as provided for in clause (ii) of the foregoing sentence, Lessee shall give to Lessor not less than ten (10) days' prior written notice of such election to exercise, which election shall become irrevocable if not revoked or extended by written notice to Lessor not later than five (5) days prior to the end of such ten (10) day period. Upon receipt of the Purchase Amount, Lessor shall transfer the Premises to Lessee, or its assigns, pursuant to Section 23.16 below, on the date set forth in the written notice delivered by Lessee pursuant to this Section 20.1. If a Lease Event of Default of the type described in clause (ii) above (other than a Lease Event of Default of the type described in clause (a) or (b) of Article XVII hereof) relates only to a specific Leased Property but not all Leased Properties, the exercise of the Early Termination Option and the purchase of such Leased Properties for the applicable Purchase Amount in accordance with the requirements hereof shall be deemed to cure such Lease Event of Default; provided that Lessee may, if all of the Participants consent, cure such Lease Event of Default for a specific Leased Property by exercising the Early Termination Option and paying the Purchase Amount for such Leased Property; provided, further, if any Participant fails to consent, Lessee may nonetheless exercise the Early Termination Option and pay the Purchase Amount for all of the Leased Properties.

     SECTION 20.2. Required Purchase. Provided that Lessor has not exercised any other remedy inconsistent therewith, Lessee shall be obligated to purchase Lessor's interest in the Premises for the Purchase Amount (a) automatically and without notice upon the occurrence of any Lease Event of Default arising as a result of an Insolvency Event, (b) immediately upon the written demand of Lessor upon the occurrence of any other Lease Event of Default.


                                  ARTICLE XXI
                              END OF TERM OPTIONS

     SECTION 21.1. End of Term Options. At least 270 days before the scheduled expiration date of the Lease Term, Lessee shall, by delivery of written notice to Lessor and the Agent, exercise one of the following options:

     (a) Renew this Lease (together with each Lease Supplement) with respect to all, but not less than all, of the Premises for five (5) additional one-year Lease Renewal Terms (the "Renewal Option") on the terms and conditions set forth set forth herein and in the other Operative Documents; provided, however, such Renewal Option shall be available at the end of the Base Term only if the conditions to the Extension Option set forth in Section 2.14 of the Participation Agreement are satisfied; and provided further, that the Renewal Option shall not be available during the fifth Renewal Term; or

     (b) Purchase for cash for the Purchase Amount all, but not less than all, of the Premises then subject to this Lease on the last day of the Lease Term (the "Purchase Option"); and if Lessee shall have elected the Purchase Option, Lessor shall, upon the payment to Lessor of the Purchase Amount, transfer all of Lessor's right, title and interest in and to the Premises pursuant to
Section 23.16 below; or

     (c) Sell on behalf of Lessor for cash to a single purchaser not in any way affiliated with Lessee or any of its Affiliates all, but not less than all, of the Premises then subject to this Lease on the last day of the Lease Term (the "Sale Option"). Lessee's right to sell the Premises pursuant to the Sale Option shall be conditioned upon the subject to (i) the full performance by Lessee of its obligations pursuant to Section 2 of each of the Utility Easements before such election of the Sale Option is made, (ii) the fulfillment by Lessee of each of the terms and conditions set forth in Article XXII below, and (iii) there not being at the time of such election any existing Third Party Subleases. Lessee shall not enter into any additional subleases or renew any subleases with respect to the Premises following Lessee's election of the Sale Option. Following Lessee's election of the Sale Option, Lessee shall not remove any Alterations.

     SECTION 21.2. Election of Options. To the extent that the Renewal Option is available, unless Lessee shall have affirmatively elected in accordance herewith the Purchase Option or the Sale Option, Lessee shall be deemed to have elected the Renewal Option. To the extent that the Renewal Option is not available for any reason (including because of the Participants' refusal to consent to an Extension Option Request), unless Lessee shall have (a) affirmatively elected the Sale Option within the time period provided for in
Section 21.1. and (b) satisfied each of the requirements in Article XXII hereof, Lessee shall be deemed to have elected the Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists a Lease Default, Lease Event of Default or Event of Loss at any time after the Sale Option is properly elected or Lessee fails to comply with each of the terms and conditions set forth at such Article XXII and Lessor shall be entitled to exercise all rights and remedies provided in Article XVIII hereof. Lessee may not elect the Sale Option if there exists on the date the election is made a Lease Default, a Lease Event of Default, an Event of Loss, or an outstanding Extension Option Request.

     SECTION 21.3. Renewal Options; Extension Options. The exercise of any Renewal Option by Lessee shall be subject to satisfaction of the following conditions:

          (i) on the Lease Expiration Date then in effect and on the date Lessee gives notice of its exercise of the Renewal Option, no Lease Event of Default or Lease Default shall have occurred and be continuing; and

          (ii) Lessee shall not have exercised the Sale Option or the Purchase Option.

Lessee's exercise of a Renewal Option shall be deemed to be a representation by Lessee that on both the Lease Expiration Date then in effect and the date Lessee gives notice of its exercise of the Renewal Option, no Lease Event of Default or Lease Default shall have occurred and be continuing. Following the Extension Effective Date, each Renewal Option (other than the first) shall be at the sole option of Lessee, not subject to the consent of the Participants.

                                  ARTICLE XXII
                                  SALE OPTION

     SECTION 22.1. Sale Option Procedures. If Lessee elects the Sale Option, Lessee shall use its best commercial efforts as nonexclusive agent for Lessor to obtain the highest all cash purchase price for the purchase of the Premises, and in the event Lessee receives any bid, Lessee shall within five (5) Business Days after receipt thereof, and at least twenty (20) Business Days prior to the Lease Expiration Date, certify to Lessor in writing the amount and terms of such bid, the name and address of the party (who shall not be Lessee, Guarantor or any Affiliate of Lessee or Guarantor or any Person with whom Lessee or Guarantor has an understanding or arrangement regarding their future use, possession or ownership of the Premises), but who may be Lessor or a Participant, any Affiliates thereof, or any Person contacted by any Participant (other than any Person referred to in the foregoing parenthetical) submitting such bid. Unless pursuant to the terms of the bid submitted, the Sale Proceeds shall exceed the aggregate outstanding Lease Balance as of the Lease Expiration Date any Participant may submit a bid to Lessee not later than five (5) Business Days prior to the Lease Expiration Date. Lessee shall bear its own expense and pay the expenses of Lessor and each Participant in connection with any such bidding and sale process pursuant to this Section 22.1 as well as all costs and expenses incurred by any party (including a buyer or potential buyer) to place the Premises in the condition required by Section 9.1 above and costs of repair and alterations for improvements desired by such buyer. None of the foregoing costs or expenses shall be deducted from the Sale Proceeds or serve to reduce the purchase price to be paid for the Premises. After Lessee shall have certified to Lessor all bids received, if all such bids received on an all cash basis are for less than the aggregate outstanding Lease Balance as of the Lease Expiration Date, any Participant, any Affiliate thereof, or any Person contacted by any Participant may submit a further bid or bids to Lessee not later than five (5) Business Days prior to the Lease Expiration Date. On or before the Lease Expiration Date, so long as no Lease Event of Default or

Lease Default shall have occurred and be continuing: (i) Lessee shall transfer all of Lessee's right, title and interest in the Premises, or cause the Premises to be transferred, to the bidder, if any, which shall have submitted the highest bid therefor at least twenty (20) (or in the case of a Participant, any Affiliate thereof or Person contacted by a Participant, five (5)) Business Days) prior to such Lease Expiration Date, in the same manner and in the same condition and otherwise in accordance with all of the terms of this Lese; (ii) subject to the prior or current payment by Lessee of all amounts due under clause (iii) of this sentence, Lessor shall comply with any conditions to transfer set forth in Section 22.2 hereof and the transfer provisions of Section
23.16 hereof in order to transfer Lessor's right, title and interest in and to the Premises for cash to such bidder; and (iii) Lessee shall simultaneously pay to Lessor all of the amounts required pursuant to Section 22.3 below. All costs related to a sale and delivery pursuant to this Section 22.1 including the cost of sales agents retained by Lessee, Lessor or the Participants, improvements desired by the potential buyer, delivery of documents, filing and documentary transfer fees, Taxes relating to or arising as a result of such transfer, title insurance, certification and testing of the Premises, environmental audits, legal costs, costs of notices, any advertisement or other similar costs shall be borne entirely by Lessee, without regard to whether such costs were incurred by Lessor, Lessee or any potentially qualified buyer, and shall in no event be paid by the purchaser of the Premises or from any of the Sale Proceeds or as a reduction to the purchase price. Neither Lessor nor any Participant shall have any responsibility for procuring any purchaser; provided, however, that Lessor and its designees may, at the direction of the Required Participants, engage in activities to market and sell the Premises. Any such activities undertaken by Lessor pursuant to this Section 22.1 shall not reduce Lessee's obligations under this Section 22.1 to use its best commercial efforts to sell the Premises in accordance with the requirements of this Article XXII.

     SECTION 22.2. Sale. Lessee shall, on the Lease Expiration Date at Lessee's own expense, transfer each Leased Property to the purchaser thereof free and clear of all Liens other than Permitted Exceptions, in as good condition as it was on the applicable Site Acquisition Date and on the applicable Completion Date, ordinary wear and tear excepted, and in compliance with all Applicable Laws and Regulations (and in any event without (x) any asbestos installed or maintained in any part of the Premises, (y) any polychlorinated biphenyls (PCBs) in, on or used, stored or located at the Premises, and (z) any other Hazardous Materials). As a condition to Lessees' rights hereunder, Lessee shall obtain all necessary governmental consents and approvals and make all governmental filings required by Lessee or Lessor in connection with any third party sale. Lessee shall cooperate with the purchaser of the Premises in order to facilitate the ownership and operation of each Leased Property by such purchaser after the date of the sale or transfer, including providing all books, reports and records regarding the maintenance, repair and ownership of the Premises and granting or assigning all licenses necessary for the operation of each Leased Property and cooperating in seeking and obtaining all necessary Governmental Action. As a further condition to Lessee's rights hereunder, Lessee shall pay the total cost for the completion of the Financed Improvements and of all Alterations commenced prior to the Lease Expiration Date and for the repair and rebuilding of the affected portions of each Leased Property suffering a Casualty. All Financed Improvements and Alterations and all such repairs and rebuilding shall be completed prior to the date of Lessee's election of the Sale Option. Prior to the Lease Expiration Date, Lessee shall furnish to the Certificate Trustee, the Agent, and the Participants and the independent purchaser hereunder a reasonably current Environmental Audit for each Leased Property dated not earlier than 45 days prior to the Lease Expiration Date and addressed to each such party in form and substance satisfactory in the sole discretion of such purchaser, the Certificate Trustee, the Agent and the Required Participants. The obligations of Lessee under this Section 22.2 shall survive the expiration or termination of this Lease. Unless Lessee shall have exercised or been deemed to have exercised its Purchase Option, Lessor shall at Lessee's expense be entitled to perform such investigation, including obtaining reports of engineers and other experts as to the condition and state of repair and maintenance of the Premises required by this Section 22.2 and as to the compliance of the Premises with Applicable Laws and Regulations including Environmental Laws, as it deems appropriate. Lessee, at its sole cost and expense, shall cause the repair or other remediation of any discrepancies between the actual condition of the Premises and the condition required under this Lease, such repair or remediation to be completed not later than the Lease Expiration Date.

     SECTION 22.3. Application of Sale Proceeds and Recourse Payments.

          (a) On the Lease Expiration Date in connection with an exercise of the Sale Option, Lessee shall pay to Lessor all Rent then due together with all other amounts due and payable by Lessee to Lessor, Agent, any Participant or any Indemnitee. Lessee also shall pay to Lessor, as Supplemental Rent, from the aggregate Sale Proceeds the aggregate outstanding Lease Balance as of the Lease Expiration Date (as determined after the payment of all Rent due on such date). If the Sale Proceeds exceed the Lease Balance as of the Lease Expiration Date, Lessee shall retain the portion of the Sale Proceeds in excess thereof. If the Sale Proceeds are less than the aggregate outstanding Lease Balance, Lessee shall pay or shall cause to be paid to Lessor, as Supplemental Rent, on the Lease Expiration Date, in addition to the Sale Proceeds an additional amount equal to the lesser of (x) the Sales Recourse Amount and (y) the amount that the Lease Balance exceeds the Sale Proceeds.

          (b) The obligation of Lessee to pay the amounts determined pursuant to Sections 22.3(a) and 22.4 hereof shall be recourse obligations of Lessee, and such payments by Lessee shall not limit any other obligation of Lessee under the Operative Documents, including pursuant to Article VII of the Participation Agreement.

      SECTION 22.4. Appraisal. If any Participant expects that the Sale Proceeds will be less than the outstanding Lease Balance as of the Lease Expiration Date, Lessor (upon direction from such Participant) shall engage an appraiser reasonably satisfactory to Lessee, at Lessee's expense, to determine (by appraisal methods reasonably satisfactory to the Required Participants) the Fair Market Value of the Premises then subject to this Lease as of the Lease Expiration Date. If the Appraiser concludes that the Fair Market Value of such Premises as of the Lease Expiration Date is in excess of the Sale Proceeds to be obtained from the sale of the Premises, Lessee shall promptly pay to Lessor on the date of such sale together with the Sale Proceeds, as Supplemental Rent, such excess which, together with such Sale Proceeds and the Sale Recourse Amount so paid to Lessor, shall not exceed the Lease Balance determined immediately before the application of the foregoing amounts.


                                 ARTICLE XXIII
                                 MISCELLANEOUS

      SECTION 23.1. Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor, Lessee, Agent and the Participants shall be binding upon them and their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Premises or any interest therein in accordance with the provisions of the Operative Documents), and inure to their benefit and the benefit of their respective permitted successors, legal representatives and assigns.

      SECTION 23.2. Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Laws and Regulations, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

      SECTION 23.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered and shall be deemed to have been given in accordance with Section 9.3 of the Participation Agreement.

      SECTION 23.4. Amendment; Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

      SECTION 23.5. Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

      SECTION 23.6. Original Lease. The single executed original of this Lease containing the receipt of Lessor therefor on or following the signature page thereof shall be the "original executed counterpart" of this Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the UCC as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the "original executed counterpart."

      SECTION 23.7. GOVERNING LAW. THIS LEASE HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AN CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (EXCEPT
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS TO MATTERS RELATING TO THE GRANTING, CONVEYANCING, OR LEASING OF, AND CREATION OF LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT TO, THE PREMISES CONSTITUTING REAL PROPERTY, WHICH, TO THE EXTENT REQUIRED BY APPLICABLE LAWS AND REGULATIONS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE APPLICABLE LEASED PROPERTY IS LOCATED.

      SECTION 23.8. RESERVED.

      SECTION 23.9. Liability of Lessor Limited. The parties hereto agree that State Street Bank and Trust Company of California, N.A., in its individual capacity (the "State Street CA"), shall have no personal liability whatsoever to Lessee or its respective successors and assigns for any Claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that State Street CA shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds),
(b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity in Section 4.3 of the Participation Agreement or from the failure of State Street CA to perform its covenants and agreements set forth in Section 6.2(a) of the Participation Agreement, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso: (i) State Street CA shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of the Certificate Trustee to Lessee are solely nonrecourse obligations except to the extent that it has received payment from others; (iii) all such personal liability of State Street CA is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by State Street CA; and (iv) this Lease is executed and delivered by State Street CA solely as Certificate Trustee in the exercise of the powers expressly conferred upon it as Lessor under the Trust Agreement.

     SECTION 23.10. Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchase has signed a commitment letter or letter of intent to purchase the Premises or any part thereof or to purchase any Certificate), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) in the case of an estoppel certificate to be given by Lessee, whether or not there is any existing default by Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing Lease Default or Lease Event of Default with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) in the case of an estoppel certificate to be given by Lessee, whether or not, to the knowledge of Lessee after due inquiry and investigation, there are any purported setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor Lessee; and (e) other items that may be reasonably requested; provided, that no such certificate may be requested unless the requesting party has a good faith reason for such request. In addition, Lessee, promptly, but in no event later than ten (10) Business Days after request by any other party hereto, shall use commercially reasonable efforts to obtain and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment letter or letter of intent to purchase the Premises or any part thereof or to purchase any Certificate), assignee, mortgagee or third party designated by such other party, an estoppel certificate from each subtenant under each sublease containing such items as reasonably requested by the party requesting the same; provided, that no such certificate may be requested unless the requesting party has a good faith reason for such request.

     SECTION 23.11 No Joint Venture. Any intention to create a joint venture or partnership relation hereunder or pursuant to any other Operative Document between Lessor and lessee is hereby expressly disclaimed.

     SECTION 23.12. No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless the Required Participants specifically deem it as such in writing.

     SECTION 23.13. No Merger. In no event shall the leasehold estate of Lessee hereunder merge with any interests, estates or rights of Lessor in or to the Premises, it being understood that such leasehold estate of Lessee hereunder shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Premises, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same Person.

     SECTION 23.14. Successor Lessor. Lessee agrees that, in the case of the appointment of any successor certificate trustee pursuant to the Trustee Agreement and the other Operative Documents, such successor certificate trustee shall, upon written notice by such successor certificate trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor for all purposes hereof and without in any way altering the terms of this Lease or Lessee's obligations hereunder.

     SECTION 23.15.  Survival.  The termination of this Lease pursuant to
Section 18.1 hereof shall in no event relieve Lessee of its liabilities and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination. The extension of any applicable statute of limitations by Lessor, Lessee, any Participant or any other Indemnitee shall not affect such survival.

     SECTION 23.16. Transfer of Premises. (a) Whenever pursuant to any provision of this Lease, Lessor is required to transfer all or any portion of the Premises or to any Leased Property to Lessee or to an independent third party, such transfer shall be made at Lessee's expense by the transfer by a deed and assignment of all of Lessor's interest in and to the applicable Premises on an "as is, where is, with all faults" basis free and clear of all Certificate Trustee Liens, without covenants or warranties of title, except for matters arising by, through or under Lessor, and otherwise without recourse, representation or warranty of any kind, and together with the due assumption by Lessee (or such third party) of, and due release of Lessor from, all obligations relating to the applicable Premises and the applicable Del Monte Collateral. In connection with any transfer to an independent third party, Lessee shall execute and deliver such documents, certificates and estoppels as may be required to facilitate the transfer of the applicable Premises. Any provision in this Lease or other Operative Document to the contrary notwithstanding, Lessor shall not be obligated to make any such transfer until Lessor and the Participants have received all Rent and other amounts then due and owing by Lessee hereunder and under the other Operative Documents. At or subsequent to the transfer or return of all or any of the Premises, Lessee will provide Lessor with such lien and title searches as Lessor may reasonably request to demonstrate to Lessor's satisfaction that the applicable Premises are subject to no liens for which Lessor would be liable under any warranties of title.

          (b) Lessee may assign to another Person its right, upon a purchase by Lessee, to take title to the Premises or to any Leased Property pursuant to
Article XX or Section 21.1(b) hereof; provided, that (i) Lessee shall exercise any such option, (ii) such assignee shall be bound by the provisions of such
Article XX or Section 21.1(b), as applicable, with respect to the Premises or the Leased Property to be purchased by it, (iii) Lessee shall have delivered to Lessor proof that all necessary governmental approvals, consents and filings with respect to such transfer, including the purchase of the Premises or any Leased Property by any other Person as contemplated herein, have been obtained or made, as applicable, and (iv) no such assignment shall release Lessee from its obligations under any such Section, and Lessee shall remain personally liable to Lessor for the payment of all amounts due under any such section and this Section 23.16.

     SECTION 23.17. Enforcement of Certain Warranties. Unless a Lease Event of Default shall have occurred and be continuing, Lessor authorizes lessee (directly or through agents), at Lessee's expense, to assert, during the Lease Term, all of Lessor's rights (if any) under any applicable warranty and any other claim that Lessee or Lessor may have under the warranties provided to Lessor in connection with the Financed Improvements and Lessor agrees to cooperate, at Lessee's expense, with Lessee and its agents in asserting such rights. Any amount recovered by Lessee under any such warranties shall be retained by or paid over to Lessee, subject to Section 23.18 below.

     SECTION 23.18. Security Interest in Funds. As long as a Lease Event of Default, or a Lease Default that upon notice or lapse of time, or both, would become an Insolvency Event, shall have occurred and be continuing, any amount that would otherwise be payable to Lessee under the Operative Documents shall be paid to or retained by Lessor (including amounts to be paid to Lessee pursuant to Article XIII or Section 23.17 hereof) as security for the performance by Lessee in full of its obligations under this Lease and the other Operative Documents, and it may be applied to the obligations of Lessee hereunder and under the other Operative Documents and distributed pursuant to Section 18.2 hereof. At such time as no Lease Event of Default, or no Lease Event of Default that upon notice or lapse of time, or both, would become an Insolvency Event, or failure to perform shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under any other Operative Documents, shall be paid to Lessee. Any such amounts which are held pending paying to Lessee or application hereunder shall be invested by Lessor as directed from time to time in writing by Lessee, and at the expense and risk of Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied from time to time in the same manner as the principal invested. Lessor shall not be liable for any losses on such investments or for any failure to make any investment. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment), such amount to be held, paid and applied in the same manner as other amounts subject to this Section 23.18.

     SECTION 23.19. Recording of Lease Supplements. Concurrently with the execution and delivery of this Lease and concurrently with the execution and delivery of each Lease Supplement, Lessor and Lessee shall execute, acknowledge and cause to be recorded each such Lease Supplement or a memorandum thereof in the official records of the Counties where each Site that is the subject of this Lease or such Lease Supplement is located and in such other places as Lessor deems necessary to perfect the Lien granted pursuant to this Lease or such Lease Supplement. Notwithstanding the execution, delivery and recording of any such Lease Supplement or memorandum thereof, the terms, covenants and conditions of this Lease shall control.

     SECTION 23.20. Nature of Transaction. It is the intention of the parties that:

          (a) the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee's and Guarantor's financial reporting;

          (b) for federal and state income tax, property tax, bankruptcy (including the substantive law upon which bankruptcy proceedings are based) and real estate and Uniform Commercial Code purposes:

          (i) the Overall Transaction constitutes a financing by the Participants to Lessee, and on each Site Acquisition Date beneficial ownership in the Premises shall be deemed to pass directly to and that the Overall Transaction preserves beneficial ownership in the Premises in Lessee, and the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

          (ii) Lessor holds title in the Premises as security for Lessee's and Guarantor's obligations under the Operative Documents, and the Lease grants a security interest or a lien, as the case may be, in the Premises and the other Del Monte Collateral in favor of the Certificate Trustee, and for the benefit of the Participants; and

          (iii) the Mortgages create liens and security interests in the Mortgaged Property defined therein for the benefit of all the Participants.

Nevertheless, Lessee acknowledges and agrees that none of Certificate Trustee, Agent, Arranger, or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee and Guarantor have obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as each deems appropriate.

                            [SIGNATURE PAGES FOLLOW]

                                               Amended and Restated Master Lease

     IN WITNESS WHEREOF, the undersigned have each caused this Amended and Restated Master Lease to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CALIFORNIA, N.A., not in its individual
                                        capacity, but solely as Certificate
                                        Trustee


                                        By:  /s/ MARK HENSON
                                             ----------------------------------
                                        Name :    Mark Henson
                                        Title:    Assistant Vice President


                                        DEL MONTE CORPORATION, as Lessee


                                        By:
                                             ----------------------------------
                                        Name :    William R. Sawyers
                                        Title:    Vice President, General
                                                  Counsel, Secretary

                                               Amended and Restated Master Lease

     IN WITNESS WHEREOF, the undersigned have each caused this Amended and Restated Master Lease to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CALIFORNIA, N.A., not in its individual
                                        capacity, but solely as Certificate
                                        Trustee


                                        By:
                                             ----------------------------------
                                        Name :    Mark Henson
                                        Title:    Assistant Vice President


                                        DEL MONTE CORPORATION, as Lessee


                                        By:  /s/ WILLIAM R. SAWYERS
                                             ----------------------------------
                                        Name :    William R. Sawyers
                                        Title:    Vice President, General
                                                  Counsel, Secretary



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